                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              CNB Holdings, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                               CNB HOLDINGS, INC.
                                 P.O. Box 1060
                               900 Memorial Drive
                            Pulaski, Virginia 24301


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of CNB Holdings, Inc., (the "Company") will be held on Thursday, April 13, 2000, at 10:00 a.m., local time in the Training Room at Community National Bank, 900 Memorial Drive, Pulaski, Virginia, for the purpose of considering and voting upon:

     1. The election of three directors of the Company to serve until the 2003 Annual Meeting of Shareholders.

     2. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on Monday, February 28, 2000, are entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. To ensure a quorum for the meeting, please sign, date and return the proxy promptly in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person. The Company's 1999 Annual Report to Shareholders is enclosed for your information.

                                         By Order of the Board of Directors



                                         A. Carole Pratt
                                         Secretary
 March 10, 2000


     Please complete and return the enclosed proxy promptly. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

                               CNB HOLDINGS, INC.

                                 P.O. Box 1060
                               900 Memorial Drive
                            Pulaski, Virginia 24301
                          ___________________________

                                PROXY STATEMENT
                          ___________________________

                      2000 ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 13, 2000

     This Proxy Statement is furnished to the shareholders of CNB Holdings, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting") and any adjournment thereof. The Annual Meeting will be held on Thursday, April 13, 2000 at 10:00 a.m., local time at Community National Bank, 900 Memorial Drive, Pulaski, Virginia. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about March 10, 2000.

                                     VOTING

General

     The securities that can be voted at the Annual Meeting consist of the common stock of the Company (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on Monday February 28, 2000. On that date the company had outstanding and entitled to vote 926,399 shares of Common Stock, with each share entitled to one vote.

Proxies

     All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Shareholders should specify their choices with regard to the election of directors on the accompanying proxy card. If no specific instructions are given with regard to the matters to be voted upon, then the shares represented by a signed proxy card will be voted "FOR" the election of all director nominees. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     All proxy cards delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company at P.O. Box 1060, 900 Memorial Drive, Pulaski, Virginia 24301, or by executing and delivering to the Secretary a later dated proxy, or by voting in person at the Annual Meeting.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. Solicitation may be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of the Common Stock by the directors, executive officers and holders of 5% or more of the outstanding shares of the Common Stock and all directors and executive officers of the Company as a group as of February 28, 2000.


                                                 Principal Occupation            Shares            Percentage of
Name, Age & Address              Director             During the              Beneficially             Shares
of Beneficial Owner               Since             Past Five Years               Owned            Outstanding(1)
-----------------------------  ------------  -----------------------------  -----------------  ----------------------
                                            DIRECTORS TO SERVE UNTIL 2002
Hiawatha Nicely, Jr., 50               1993  Chairman, President and CEO               57,001                  4.9%
Dublin, Virginia                             of the Company, COO of the
                                             Bank 1997-1999, Chairman of
                                             the Bank 1993-1997


A. Carole Pratt, D.D.S., 48            1993  Secretary of the Company;                 29,901(2)               2.6%
Pulaski, Virginia                            General Dentistry

David W. Ratcliff, Jr., 55             1993  Business Manager, Defense                 27,706(3)               2.4%
Pulaski, Virginia                            Reconversion and Development
                                             - Alliant Techsystems, Inc.



                                            DIRECTORS TO SERVE UNTIL 2001

Sybil S. Atkinson, 53                  1993  Mediaid of America, Inc.;                 30,204(4)               2.7%
Pulaski, Virginia                            Parish Administrator of
                                             Christ Episcopal Church


Randolph V. Chrisley, 52               1993  Vice President of Sales,                  54,596                  4.7%
Draper, Virginia                             Pulaski Furniture
                                             Corporation


J. David Wine, 51                      1993  Founder of  Advance                       55,970(5)               4.8%
Pulaski, Virginia                            Health-Care Services, Inc.;
                                             and Advanced Health
                                             Services, Inc.; cofounder of
                                             Bay State Medical, Inc., and
                                             Home Care Solutions, Inc.




                                                 Principal Occupation            Shares            Percentage of
Name, Age & Address              Director             During the              Beneficially             Shares
of Beneficial Owner               Since             Past Five Years               Owned            Outstanding(1)
-----------------------------  ------------  -----------------------------  -----------------  ----------------------

                                      NOMINEES FOR ELECTION AS
                                      DIRECTORS TO SERVE UNTIL 2003

Jack W. Bowling, 53                    1993  President, H. T. Bowling,                 60,721(6)               5.2%
Dublin, Virginia                             Inc.


Jackson M. Bruce, 57                   1993  Partner, law firm of Gilmer,              54,876                  4.7%
Dublin, Virginia                             Sadler, Ingram,
                                             Sutherland & Hutton
                                             Chairman of the Bank 1999 -
                                             present

Nathaniel R. Tuck, D.C., 47            1993  President and Owner,                      33,638                  2.9%
Pulaski, Virginia                            Tuck Clinic of
                                             Chiropractic, P.C.

All Directors and                                                                     404,613                 34.9%
Executive Officers
as a Group (9 Persons)

-
(1) For purposed of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days. Percentage is determined on the basis of 926,399 shares of Common Stock issued and outstanding, plus in each case shares subject to currently exercisable options. The option ownership of the directors reflected in this column is as follows: Mr. Nicely - 27,376; Dr. Pratt - 14,876; Mr. Ratcliff - 14,876; Ms. Atkinson - 14,876; Mr. Chrisley - 27,096; Mr. Wine - 27,220; Mr. Bowling - 27,344; Mr. Bruce - 27,376; and Dr.
    Tuck - 14,876.
(2) Includes 380 shares held by Ms. Pratt's minor children.
(3) Includes 374 shares held jointly with Mr. Ratcliff's children.
(4) Includes 1,263 shares owned by Ms. Atkinson's minor children.
(5) Includes 3,143 shares owned by an individual retirement account for the benefit of Mr. Wine's wife.
(6) Includes 32,625 shares held by an investment company affiliate of Mr.
     Bowling.


                             ELECTION OF DIRECTORS

Nominees

     By resolution of the Board of Directors, the Board shall consist of nine directors. The terms of the directors are staggered so that each year approximately one-third of the Board of Directors is elected and each director serves until the third Annual Meeting following his or her election and thereafter until a successor has been elected and has qualified. This year, the terms of three directors are expiring and thus three directors will be elected.

     Certain information concerning the nominees for election of directors at this Annual Meeting who will serve until the 2003 Annual Meeting of Shareholders is set forth above, as is certain information about the other classes of directors whose terms will expire at the 2001 and 2002 Annual Meetings of Shareholders. All of the nominees are currently directors of the Company and Community National Bank, the Company's subsidiary bank (the "Bank").

     In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will the proxy be voted for more than three nominees. The Board of Directors has no reason to believe that any nominee will not serve if elected.

Director Compensation

     Neither the Company nor the Bank paid directors' fees during the last fiscal year. Directors of the Company participate in the Company's stock option plan. See "Stock Option Plan."

Company Board and Committee Meetings and Attendance

     The Board of Directors of the Company held five meetings during the fiscal year. All directors attended at least 75% of all meetings of the Board. The Company's only standing committee is the Stock Option Committee. See "Stock Option Plan".

Certain Relationships and Related Transactions

     The Company has purchased two insurance policies (a general business policy and a worker's compensation policy) through James L. Webb, Jr., a former director of the Company and the Bank (Mr. Webb resigned from the Board in May
1999).  The premiums for these policies totaled approximately $25,000 in 1999.

     The Company and the Bank have had and expect to have banking and other transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or officers have a controlling interest, on substantially the same terms (including price, interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to the Company and the Bank. The Bank is subject to a limit on the aggregate amount it may lend to its and the Company's directors and officers as a group equal to its unimpaired capital and surplus (or, under a regulatory exemption available to banks with less than $100 million in deposits, twice that amount). Loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

     The executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board. There are no family relationships among any of the directors or executive officers.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE THREE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

Executive Compensation

     The following table shows the cash compensation paid by the Company to the Company's Chief Executive Officer for the last three fiscal years.

                           Summary Compensation Table

                                                                             Other Annual
Name and Principal Position                                Year  Salary(1)  Compensation(2)
---------------------------------------------------------  ----  ---------  ---------------

   Hiawatha Nicely, Jr.                                    1999   $12,187              ---
   Chairman, President and Chief Executive Officer         1998   $53,950           $   62
                                                           1997   $22,232

   Wayne L. Carpenter                                      1999   $62,893              ---
   Chief Financial Officer                                 1998   $61,700           $2,790
   Bank Chairman, President and Chief Executive Officer    1997   $62,096           $2,878

   Phillip M. Baker                                        1999   $18,333           $2,000
   Chief Financial Officer

   Acting President and Chief Executive Officer of Bank

----------------------
(1) Mr. Carpenter served as President and Chief Executive Officer of the Company until August 1997. In August 1997, Hiawatha Nicely, Jr. was appointed as President and Chief Executive Officer of the Company. Mr. Nicely served as Chief Operations Officer of the Bank from 1997 until February 1999. Mr. Carpenter served as President and Chief Executive Officer of the Bank through August 1999. In September 1999 Phillip M. Baker was named as Acting President and Chief Executive Officer. In November 1999 Mr. Baker was appointed Chief Financial Officer and Chief Accounting Officer of the Company.

(2) Includes payments by the Company of health insurance premiums and 401(k) contributions for Mr. Carpenter and Mr. Nicely.

     The following table lists the stock options granted during fiscal year 1999 to Hiawatha Nicely, Jr., elected President and Chief Executive Officer of the Company in August 1997, and Wayne L. Carpenter, the President and Chief Executive Officer of the Company from 1993 through August 1997 and President and Chief Executive Officer of the Bank through August 1999. The options listed below were granted under the CNB Holdings, Inc. 1995 Stock Option Plan, pursuant to which directors, executive officers and certain other key employees of the Company and the Bank can receive options to purchase shares of the Company's Common Stock. See "Stock Option Plan."

                       Option Grants in Fiscal Year 1999

                                  Percent of Total
                                       Options
                                     Granted to
                        Options       Employees       Exercise or  Expiration
Name                    Granted   in Fiscal Year(1)   Base Price      Date
----------------------  -------  -------------------  -----------  ----------

Hiawatha Nicely, Jr.        594               9.5%          $9.13  April 2009
Wayne L. Carpenter          594               9.5%          $9.13  April 2009

-----------------------
(1) Options for a total of 5,660 shares of Company Common Stock were granted under the Stock Option Plan. Each director of the Company received shares under the plan.

Employment Agreements

     Mr. Carpenter was a party to an Employment Agreement with the Bank pursuant to which he was employed as President and Chief Executive Officer of the Bank. The Employment Agreement provided for the initial term to expire five years after the Bank opened for business (August 28, 1999). Mr. Carpenter's Employment Agreement was not renewed upon expiration on August 28, 1999. The Employment Agreement provided that following termination of his employment with the Bank, Mr. Carpenter may not be employed in the banking business in Pulaski County, any county that borders Pulaski County, or the cities of Radford or Galax for a period of two years following termination.

No other employee of the Company or the Bank has an employment agreement.

Stock Option Plan

     The Company's Stock Option Plan (the "Plan") was approved by shareholders at the 1995 Annual Meeting. The provides for the issuance of stock options and restricted stock covering an aggregate of 344,375 shares (adjusted for the May 30, 1997 five-for four stock split) to directors, officers and certain key employees of the Company and the Bank and other participants designated under the Plan (collectively, the "Participants"). The Plan provides for the issuance of incentive stock options to officers and key employees of the Company and the Bank and nonqualified stock options and restricted stock to all Plan Participants. The Plan is administered by the Stock Option Committee of the Board of Directors, which consists of Messrs. Bruce, Chrisley, Nicely and Wine and Dr. Pratt.

     Incentive Stock Options. The Plan provides for the issuance of incentive stock options covering a maximum of 62,500 shares of the Common Stock (as adjusted for the May 30, 1997 five-for four stock split), subject to future adjustment for any stock splits, stock dividends, combinations or exchanges, or other changes which affect the Common Stock. As discussed below, incentive stock options afford certain tax benefits to the recipients. In general, to qualify as an incentive stock option, the option must be granted only to employees of the Company, be granted within ten years of the earlier of the date the Plan is adopted by the Board or the date of approval of the Plan by the Company's shareholders, not be exercisable more than ten years after the date of grant, have an exercise price of not less than the fair market value of the Common Stock at the time of grant, not be transferable other than by will or the laws of descent and distribution, and be granted to a person who does not own more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries at the time of grant. In addition, the Internal Revenue Code limits the value of shares that can be exercised for the first time by an employee in any one year under an incentive stock option plan to $100,000.

     Nonqualified Stock Options. The Plan provides for automatic annual grants of nonqualified stock options beginning in 1996 to the directors of the Company on the day following the annual meeting of shareholders based on a formula that reflects his or her performance during the year as judged by certain objective criteria (the "Annual Director Grants"). The formula provides that the number of shares of Common Stock covered by each Annual Director Grant is 625 shares, subject to adjustment (i) downward by 31 shares if the director has missed more than one meeting of the Board of Directors since the last annual meeting, (ii) downward by 31 shares if the director has failed to complete a director education seminar since the last annual meeting, and (iii) upward or downward by not more than 31 shares based on the percentage by which the Bank exceeds or fails to exceed its performance goals. The exercise price is the estimated market price on the grant date.

     In 1995, the Company provided a one-time grant of options to the directors based on performance criteria relating to their participation as directors in the success of the Company and the Bank, including the number of shares purchased in the initial offering, service in leadership positions on committees of the Bank's Board of Directors, and other contributions. The aggregate amount of shares covered by such options was 206,250, as adjusted for the May 30, 1997 five-for-four stock split, exercisable until 2005. The exercise price of those options, as adjusted for the May 30, 1997 stock split, is $8.00 per share.

     All of the nonqualified options issuable to directors described above provide that the options are forfeited should the Company or the Bank be required to increase its equity capital pursuant to a capital directive issued by the Office of Comptroller of the Currency and the holder does not exercise the options with certain time frames.

     Restricted Stock. The Plan permits the issuance of shares of Common Stock to Participants subject to vesting requirements based on continued service to the Company or the Bank, the Company's or the Bank's performance, the individual performance of the grantee, and other conditions deemed appropriate by the Stock Option Committee. Shares of restricted stock are not transferable until vested. Assuming the maximum option grants described above are made based on the Company's current management structure, there will be no shares of restricted stock available for issuance under the Plan. There are no present plans to issue any shares of restricted stock.

Compliance with Section 16 of the Securities Exchange Act of 1934

     Based on a review of the reports of changes in beneficial ownership of Company Common Stock furnished to the Company, the Company believes that its officers and directors filed on a timely basis the reports required to be filed under Section 16 of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 1999.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Larrowe & Company, PLC, Galax, Virginia, acted as the Company's principal independent certified public accountants for the fiscal years ended December 31, 1993 through 1999 and has been selected by the Board of Directors to act as the Company's independent certified public accountants for the current fiscal year. Representatives of Larrowe & Company, PLC are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The Board of Directors knows of no matters other than those stated above which are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                 Information Relating to Shareholder Proposals

     Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders of the Company must be received by the Company no later than October 31, 2000 in order for such proposals to be included in the Company's proxy statement and form of proxy relating to such meeting.


                          Availability of  Form 10-KSB

     On or about March 31, 2000, the Company will file with the Securities and Exchange Commission an annual report (Form 10-KSB) for the year ended December 31, 1999. A copy of the Company's Form 10-KSB can be obtained without charge by writing to the Corporate Secretary at P.O. Box 1060, 900 Memorial Drive, Pulaski, Virginia 24301.

                              By order of the Board of Directors



                              A. CAROLE PRATT
                              Secretary
Pulaski, Virginia
March 10, 2000

                               CNB HOLDINGS, INC.
                                 P. O. Box 1060
                               900 Memorial Drive
                            Pulaski, Virginia 24301

        This Proxy is solicited by the Board of Directors of CNB Holdings, Inc. (the "Company") for the 2000 Annual Meeting of Shareholders to be held on April 13, 2000 (the "Annual Meeting").

        The undersigned hereby appoints David W. Ratcliff, Jr. and A. Carole Pratt and each of them, with full power of substitution, as proxies to vote all of the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting, and at any adjournments thereof, on the following matters in the following manner:

1. Election of three directors of the Company to serve until the 2003 Annual Meeting of Shareholders.


[ ] FOR all nominees listed below (except       [ ]  WITHHOLD AUTHORITY to vote
    as marked to the                                 for all nominees listed
    contrary below)                                  below

         Jack W. Bowling, Jackson M. Bruce, and Nathaniel R. Tuck, D.C.



(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)


-------------------------------------------------------------------------------

2. In accordance with their judgment, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     When this Proxy is properly executed and returned, and not revoked, the shares it represents will be noted at the meeting in accordance with the choices specified above. If no choice is specified, it will be voted for the election of the nominees listed above.

      PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW.


Date: ___________________ , 2000        ____________________________________
                                             (Signature of Shareholder)


                                        ____________________________________
                                             (Signature of Shareholder)

NOTE: When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner must sign.